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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                  FORM 8-K


                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                             SEPTEMBER 6, 2000
              Date of Report (Date of Earliest Event Reported)


                       AMERICAN COMMERCIAL LINES LLC
          (Exact Name of Registrant as Specified in Its Charter)



                                  DELAWARE
       (State or Other Jurisdiction of Incorporation or Organization)






             333-62227                                     52-210660
     (Commission file number)                            (IRS Employer
                                                       Identification No.)

      1701 EAST MARKET STREET
      JEFFERSONVILLE, INDIANA                                 47130
(Address of Principal Executive Offices)                    (Zip Code)

                               (812) 288-0100
             (Registrant's Telephone Number, Including Area Code)

                               NOT APPLICABLE
             (Former Name, Former Address and Former Fiscal Year,
                       if Changed Since Last Report)

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                             TABLE OF CONTENTS

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Item 2..................................................................... 1
Signatures................................................................. 2
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On September 6, 2000, American Commercial Lines LLC ("ACL"), a Delaware limited liability company, completed a transaction whereby all of the membership interests in its wholly-owned vessel telecommunications subsidiary, Waterway Communications System LLC ("Watercom"), a Delaware limited liability company, were sold to Mobex Network Services Company and Mobex Communications, Inc. (collectively "Mobex"). Consideration for the sale of Watercom consisted of $13.6 million cash and approximately $2.4 million in Mobex stock and warrants as valued by utilizing a discounted cash flow analysis. As a subsidiary of Mobex, Watercom will continue to provide vessel telecommunication services to ACL and other barge operators from its current Jeffersonville, Indiana location.














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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 19, 2000.


                                         American Commercial Lines LLC
                                         (Registrant)


                                         By: /s/ Paul S. Besson
                                             ----------------------------------
                                             Paul S. Besson
                                             Senior Vice President









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